UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 24, 2009

eHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2009, eHealth, Inc. (the “Company”) entered into a Management Retention Agreement (“Agreement”) with Gary Lauer, the Company’s president and chief executive officer (“Executive”), summarized herein. The receipt of any severance benefits under the Agreement are subject to the Executive signing and not revoking a release of claims in favor of the Company.

Severance Benefits Apart From a Change in Control. If Executive terminates his employment with the Company for Good Reason (as defined in the Agreement), or the Company terminates Executive’s employment without Cause (as defined in the Agreement), in either case outside of the period beginning on the date the Company enters into a binding agreement to effect a Change in Control and ending twelve (12) months after the ensuing Change in Control (the “Change in Control Period”), Executive will receive the following severance benefits from the Company:

•	A lump-sum cash payment (less applicable withholding taxes) in an amount equal to twenty-four (24) months of Executive’s then current base salary.

•	A lump-sum cash payment (less applicable withholding taxes) in an amount equal to Executive’s then current target annual bonus, pro-rated to the date of termination.

•

The Executive and his covered dependents will receive continued Company-paid group health, dental and vision benefits until the earlier of (i) eighteen (18) months from the termination date, or (ii) until they become covered under comparable group health, dental and vision plans of another employer.

•

If the Company is not then the lessee, the Company shall assume certain San Francisco Bay Area housing and automobile leases held by the Executive, and Executive may use the related housing and automobile until the later of (i) two weeks after his employment termination date, or (ii) the end of the month in which his termination occurs.

Change in Control Severance Benefits. If within the Change in Control Period, Executive terminates his employment for Good Reason or the Company terminates Executive’s employment without Cause, Executive will receive the same severance benefits from the Company, plus 100% of Executive’s then outstanding and unvested equity awards will fully vest.

The severance provided in the Agreement constitute Executive’s exclusive rights to severance in the event of termination of service and supersede all severance benefits under the Executive’s offer letter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2009	/s/ STUART M. HUIZINGA
Stuart M. Huizinga
Chief Financial Officer
(Principal Financial and Accounting Officer)